ASGI MESIROW INSIGHT FUND, LLC
ADVISORY AGREEMENT

      	THIS ADVISORY AGREEMENT is made as of the 1st day of December, 2011, between Alternative Strategies Group, Inc.
(the "Adviser") and ASGI Mesirow Insight Fund, LLC (formerly,
Wells Fargo Multi-Strategy 100 Master Fund, LLC) (the "Fund"),
a limited liability company organized under the laws of the
State of Delaware.
      WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
      WHEREAS, the Fund desires to avail itself of the
services, sources of information, advice and assistance of an investment adviser; and
      WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), is engaged in the business of rendering investment advisory
services to clients and desires to provide such services to
the Fund;
NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:
1. 	APPOINTMENT OF ADVISER
	The Fund hereby appoints the Adviser, subject to the supervision of the Managers of the Fund and the terms of this Agreement, as the investment adviser for the Fund. The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement
commencing on its effective date. The Adviser will be an independent contractor and will have no authority to act for or represent the Fund in any way or otherwise be deemed an
agent unless expressly authorized in this Agreement or another writing by the Fund and the Adviser.
2. 	DUTIES OF THE ADVISER
a. 	Subject to the general supervision of the Managers of the
Fund and the terms of this Agreement, the Adviser will at
its own expense, except as noted below, select and
contract with one or more investment Sub-advisers ("Sub-
advisers") to manage the investments and determine the
composition of the assets of the Fund; provided, that any
contract with a Sub-adviser (a "Sub-advisory Agreement")
shall be in compliance with and approved as required by
the 1940 Act, except for such exemptions therefrom as may
be granted to the Fund or the Adviser.  Subject always to
the direction and control of the Managers of the Fund,
the Adviser will monitor the Sub-adviser's management of
the Fund's investment operations in accordance with its
investment objectives and related investment policies, as
set forth in the Fund's organizational documents and
private placement memorandum filed with the Securities
and Exchange Commission on Form N-2 (the "Governing
Documents"), and review and report to the Managers of the
Fund on the performance of such Subadviser.
b. 	The Adviser shall furnish to the Fund the following:
	i.	Office and Other Facilities. - The Adviser shall
furnish to the Fund office space in the offices of
the Adviser or in such other place as may be agreed
upon by the parties hereto from time to time, and
all necessary office facilities and equipment;
	ii. 	Trustees and Officers. - The Adviser agrees to
permit individuals who are directors, officers or
employees of the Adviser to serve (if duly elected
or appointed) as Managers or President of the Fund,
or in any other officer position with respect to the
Fund, without remuneration from or other cost to the
Fund.
	iii. 	Investment Personnel. - The Adviser shall
furnish to the Fund any personnel necessary for the
oversight and/or conduct of the investment
operations of the Fund. For the elimination of
doubt, however, the Adviser shall not be obligated
to furnish to the Fund pursuant to this Agreement
personnel for the performance of functions: (a)
related to and to be performed under any other
separate contract from time-to-time in effect
between the Fund and the Adviser or another party
for legal, accounting, administrative and any other
non-investment related services; (b) related to and
to be performed under the Fund contract for
custodial, bookkeeping, transfer and dividend
disbursing agency services by the bank or other
financial institution selected to perform such
services; or (c) related to the investment sub-
advisory services to be provided by any Sub-adviser
pursuant to a Sub-advisory Agreement.
	iv. 	Reports to Fund. - The Adviser shall furnish to, or
place at the disposal of, the Fund such information,
reports, valuations, analyses and opinions as the
Fund may, at any time or from time to time,
reasonably request or as the Adviser may deem
helpful to the Fund, provided that the expenses
associated with any such materials furnished by the
Adviser at the request of the Fund shall be borne by
the Fund.
c. 	In addition to negotiating and contracting with one or
more Sub-advisers as set forth in section (2)(a) of this
Agreement and providing facilities, personnel and
services as set forth in section (2)(b), the Adviser will
pay the compensation of the President and Managers of the
Fund who are also directors, officers or employees of the
Adviser or its affiliates.
d.	The Adviser will vote all proxies received in connection
with securities held by the Fund, or waive the voting of
proxies in its sole discretion.  Notwithstanding the
forgoing, the Adviser may delegate voting of proxies, and
the discretion to waive the voting of any or all such
proxies, to any Sub-adviser.
e. 	The Adviser may elect to manage the investments and
determine the composition of the assets of the Fund,
subject to the approval of the Managers of the Fund. In
the event of such election, the Adviser, subject always
to the direction and control of the Managers of the Fund,
will manage the investments and determine the composition
of the assets of the Fund in accordance with the Fund's
registration statement, as amended. In fulfilling its
obligations to manage the investments and reinvestments
of the assets of the Fund, the Adviser:
	i. 	will obtain and evaluate pertinent economic,
statistical, financial and other information
affecting the economy generally and collective
investment vehicles, ("Portfolio Funds"), individual
companies or industries the securities of which are
included in the Fund or are under consideration for
inclusion in the Fund;
	ii. 	will formulate and implement a continuous investment
program for the Fund consistent with the investment
objectives and related investment policies for the
Fund as described in the Fund's Governing Documents,
as amended;
	iii. 	will take whatever steps are necessary to
implement this investment program by the purchase
and sale of securities including the placing of
orders for such purchases and sales;
	iv. 	will regularly report to the Managers of the Fund
with respect to the implementation of this
investment program;
	v. 	will provide assistance to the Fund's custodian
regarding the fair value of securities held by the
Fund for which market quotations are not readily
available;
	vi. 	will furnish, at its expense: (i) all necessary
investment and management facilities, including
salaries of personnel required for it to execute its
duties faithfully; and (ii) administrative
facilities, including bookkeeping, clerical
personnel and equipment necessary for the efficient
conduct of the investment affairs of the Fund
(excluding any such services that are the subject of
a separate agreement as may from time to time be in
effect between the Fund and the Adviser or another
party);
vii. 	will assure compliance with the requirements
applicable to registered investment companies under
applicable laws, including, without limitation, the
1940 Act and Subchapter M of the Internal Revenue
Code of 1986, as amended, and the rules and
regulations thereunder (the "Code"), and any written
instructions which the the Managers may issue from
time to time; provided, that such instructions do
not conflict with the Governing Documents or violate
applicable laws.
viii.	will conduct its activities hereunder in
accordance with any applicable procedures or
policies adopted by the Fund's Managers as from time
to time in effect and communicated to the Adviser in
writing (the "Procedures"); provided, that such
Procedures do not conflict with the Governing
Documents or violate applicable laws.
	ix. 	will select brokers and dealers to effect all
transactions subject to the following conditions:
the Adviser will place all necessary orders with
brokers, dealers, or issuers, and will negotiate
brokerage commissions if applicable; the Adviser is
directed at all times to seek to execute brokerage
transactions for the Fund in accordance with such
policies or practices as may be established by the
Managers and described in the Fund's registration
statement as amended; the Adviser may pay a broker-
dealer which provides research and brokerage
services a higher spread or commission for a
particular transaction than otherwise might have
been charged by another broker-dealer, if the
Adviser determines that the higher spread or
commission is reasonable in relation to the value of
the brokerage and research services that such
broker-dealer provides, viewed in terms of either
the particular transaction or the Adviser's overall
responsibilities with respect to accounts managed by
the Adviser; and the Adviser may use for the benefit
of its other clients, or make available to companies
affiliated with the Adviser for the benefit of such
companies or their clients, any such brokerage and
research services that the Adviser obtains from
brokers or dealers;
	x. 	to the extent permitted by applicable laws and
regulations, may, but shall be under no obligation
to, on occasions when the Adviser deems the purchase
or sale of a security to be in the best interest of
the Fund as well as other clients of the Adviser,
aggregate the securities to be purchased or sold to
attempt to obtain a more favorable price or lower
brokerage commissions and efficient execution. In
such event, allocation of the securities so
purchased or sold, as well as the expenses incurred
in the transaction, will be made by the Adviser in
the manner the Adviser considers to be the most
equitable and consistent with its fiduciary
obligations to the Fund and to its other clients;
and
	xi. 	will maintain all accounts, books and records with
respect to the Fund as are required of an investment
adviser of a registered investment company pursuant
to the 1940 Act and the Advisers Act and the rules
thereunder.
3. 	EXPENSES ASSUMED BY THE FUND
	The Fund will pay all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Adviser, as provided in this Agreement, or by a Sub-adviser, as provided in a Sub-advisory Agreement. Without limiting the generality of the foregoing, in addition to certain expenses described in section 2 above, the Fund shall pay, arrange for the payment of, or reimburse the Adviser for, the following:
a. 	Edgarization, Printing and Mailing. - Costs of
edgarization, printing and mailing (i) all registration
statements (including all amendments thereto) and prospectuses/statements of additional information
(including all supplements thereto), all annual,
semiannual and periodic reports to shareholders of the
Fund, regulatory authorities or others, (ii) all notices
and proxy solicitation materials furnished to
shareholders of the Fund or regulatory authorities and
(iii) all tax returns;
b. 	Compensation of Officers and Trustees. - Compensation of
the officers and Managers of the Fund (other than persons
serving as President or Manager of the Fund, or as any
other officer of the Fund, who are also directors,
officers or employees of the Adviser or its affiliates);
c. 	Registration and Filing Fees. - Registration, filing,
blue-sky and other fees in connection with requirements
of regulatory authorities, including, without limitation,
all fees and expenses of registering and maintaining the registration of the Fund under the 1940 Act;
d. 	Custodial Services. - The charges and expenses of the
custodian appointed by the Fund for custodial services;
e. 	Accounting Fees. - The charges and expenses of the
independent accountants retained by the Fund;
f. 	Legal, Accounting, Administrative and Investor Related
Services. - The charges and expenses of the Adviser or
any other party pursuant to any separate contract with
the Fund from time to time in effect with respect to the
provision of legal services (including registering and
qualifying the Fund's shares with regulatory
authorities), as well as accounting, administrative,
investor related and any other non-investment related
services.
g. 	Transfer, Bookkeeping and Dividend Disbursing Agents. -
The charges and expenses of any transfer, bookkeeping and
dividend disbursing agents appointed by the Fund;
h. 	Commissions and Placement Fees. - Broker's commissions,
placement fees and issue and transfer taxes chargeable to
the Fund in connection with securities transactions to
which the Fund is a party;
i.	Research. - Expenses related to third-party research and
ongoing due diligence of Portfolio Funds in which the
Fund invests (except as may be provided for in a Sub-
advisory Agreement), and the managers of such Portfolio
Funds, including, without limitation, related
administrative and reporting expenses;
j. 	Taxes. - Taxes and corporate fees payable by the Fund to
federal, state or other governmental agencies and the
expenses incurred in the preparation of all tax returns;
k. 	Stock Certificates. - The cost of stock certificates, if
any, representing shares of the Fund;
l. 	Membership Dues. - Association membership dues, as
explicitly approved by the Managers;
m. 	Insurance Premiums. - Insurance premiums for fidelity,
errors and omissions, directors and officers and other
coverage;
n. 	Members and Managers Meetings. - Expenses of members and
Managers meetings;
o. 	Pricing. - Pricing of the Fund and shares, including the
cost of any equipment or services used for obtaining
price quotations and valuing Fund portfolio investments;
p. 	Borrowings. - Interest on any borrowings undertaken by
the Fund and commitment fees and other similar fees and
expenses incurred in connection therewith;
q. 	Communication Equipment. - All charges for equipment or
services used for communication between the Adviser or
the Fund and the custodian, transfer agent or any other
agent selected by the Fund;
r.	Transparency Aggregators. -  All costs, including
attorney fees, relating to negotiating agreements on
behalf of the Fund, for execution by the Fund, with
information platforms and/or risk or transparency
aggregators (the "Transparency Aggregators"), and all
fees and other charges charged by such Transparency
Aggregators for services provided, which Transparency
Aggregators will supply the Adviser (and any Sub-adviser)
with position-based portfolio level transparency
regarding Portfolio Funds, meaning either individual
positions of Portfolio Funds  or aggregated information
at the Portfolio Fund level and not transparency to
individual positions of Portfolio Funds, subject to
approval by the Managers; and
s. 	Nonrecurring and Extraordinary Expense. - Such
nonrecurring expenses as may arise, including the costs
of actions, suits, or proceedings to which the Fund is,
or is threatened to be made, a party and the expenses the
Fund may incur as a result of its legal obligation to
provide indemnification to its Managers, officers, agents
and members.
4. 	COMPENSATION OF ADVISER
	The Adviser shall be entitled to a fee with respect to
the Fund, accrued monthly and paid quarterly, at such annual percentage rates as specified in Appendix A to this Agreement, of the net asset value of the Fund as determined as of the
last business day of each month.
5. 	NON-EXCLUSIVITY
	The services of the Adviser to the Fund are not to be
deemed to be exclusive, and the Adviser shall be free to
render investment advisory or other services to others
(including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners,
officers, directors, trustees or employees of any other firm or corporation, including other investment companies.
6. 	SUPPLEMENTAL ARRANGEMENTS
	The Adviser may enter into arrangements with other
persons affiliated with the Adviser to better enable it to
fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Adviser.
7. 	CONFLICTS OF INTEREST
	It is understood that Managers, officers, agents and
members of the Fund are or may be interested in the Adviser as directors, officers, stockholders, or otherwise; that directors, officers, agents and stockholders of the Adviser
are or may be interested in the Fund as Managers, officers,
members or otherwise; that the Adviser may be interested in
the Fund; and that the existence of any such dual interest
shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the organizational documents of the Fund (the "Organizational Documents") or the organizational documents of the Adviser or by specific provision of applicable law.
8. 	REGULATION
	The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement and shall provide any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.
9. 	DURATION AND TERMINATION OF AGREEMENT
	This Agreement shall become effective on the later of (i) its execution and (ii) the date of the meeting of the members of the Fund, at which meeting this Agreement is approved by
the vote of a "majority of the outstanding voting securities"
(as defined in the 1940 Act) of the Fund, provided that in
either event the Agreement shall also be previously approved by the vote of a majority of the Managers of the Fund who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.  The Agreement will
continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Managers of the Fund or by the vote of a majority of the outstanding
voting securities of the Fund provided that in either event
such continuance shall also be approved by the vote of a
majority of the Managers of the Fund who are not interested
persons of any party to this Agreement cast in person at a
meeting called for the purpose of voting on such approval.
	Following the effectiveness of the Agreement, if the Agreement terminates because the members of the Fund fail to provide any requisite approval under the 1940 Act for the
continued effectiveness of the Agreement, the Adviser will
continue to act as investment adviser with respect to the Fund pending the required approval of the Agreement or its continuance or of a new contract with the Adviser or a
different adviser or other definitive action; provided, that the compensation received by the Adviser in respect of the
Fund during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to the Fund or the amount it would have received
under the Agreement in respect of the Fund, whichever is less; provided further, for the elimination of doubt, the failure of members of the Fund to approve a proposed amendment to the
Agreement is not a termination of the Agreement with respect to the Fund and, in such event, the Agreement shall continue with respect to the Fund as previously in force and effect.
	This Agreement may be terminated at any time, without the payment of any penalty, by the Managers of the Fund or by the vote of a majority of the outstanding voting securities of the
Fund on sixty days' written notice to the Adviser, or by the
Adviser on sixty days' written notice to the Fund. This
Agreement will automatically terminate, without payment of any penalty, in the event of its "assignment" (as defined in the
1940 Act).
10. 	PROVISION OF CERTAIN INFORMATION BY ADVISER
	The Adviser will promptly notify the Fund in writing of
the occurrence of any of the following:
a. 	the Adviser fails to be registered as an investment
adviser under the Advisers Act or under the laws of any
jurisdiction in which the Adviser is required to be
registered as an investment adviser in order to perform
its obligations under this Agreement;
b. 	the Adviser is served or otherwise receives notice of any
action, suit, proceeding, inquiry or investigation, at
law or in equity, before or by any court, public board or
body, involving the affairs of the Fund; and
c. 	the chief executive officer or ultimate parent company of
the Adviser or the portfolio manager of the Fund changes.
11. 	AMENDMENTS TO THE AGREEMENT
	This Agreement may be materially amended by the parties
only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of the Fund
and by the vote of a majority of the Managers of the Fund who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on
such approval.
12. 	ENTIRE AGREEMENT
	This Agreement contains the entire understanding and
agreement of the parties.
13. 	HEADINGS
	The headings in the sections of this Agreement are
inserted for convenience of reference only and shall not
constitute a part hereof.
14. 	NOTICES
	All notices required to be given pursuant to this
Agreement shall be delivered or mailed to the last known
business address of the Fund or Adviser in person or by
registered mail or a private mail or delivery service
providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance
with this section.
15. 	SEVERABILITY
	Should any portion of this Agreement for any reason be
held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.
16. 	GOVERNING LAW
	To the extent that state law is not preempted by the provisions of any law of the United States of America, all matters arising under or related to this Agreement shall be
governed by, construed, interpreted and enforced in accordance with the internal laws of the State of Delaware.
17. 	NAME OF THE FUND
	The Fund may use the name "Alternative Strategies Group, Inc.," "ASGI" or any name or names derived from or similar to such names only for so long as this Agreement remains in
effect. At such time as this Agreement shall no longer be in effect, the Fund will (to the extent it lawfully can) cease to use such a name or any other name indicating that the Fund is advised by or otherwise connected with the Adviser. The Fund acknowledges that it has adopted the name ASGI Mesirow Insight
Fund, LLC through permission of the Adviser, and agrees that the Adviser reserves to itself and any successor to its
business the right to grant the non-exclusive right to use the name "Alternative Strategies Group, Inc." or "ASGI" or any
name or names derived from or similar to such  names to any
other corporation or entity, including but not limited to any investment company of which the Advisor or any subsidiary or affiliate thereof shall be the investment adviser.
18. 	LIMITATION OF LIABILITY UNDER THE ORGANIZATIONAL
DOCUMENTS
	The Organizational Documents, dated [______], provide
that no Manager, member, officer, employee or agent of the
Fund shall be subject to any personal liability in connection with Fund property or the affairs of the Fund and all persons shall look solely to Fund property for satisfaction of claims of any nature arising in connection with the affairs of the
Fund.
19. 	LIABILITY OF THE ADVISER
	In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Adviser of its obligations and duties hereunder, or (c)
a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser
shall not be subject to any liability whatsoever to the Fund, or to any member for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any Portfolio Fund or security on behalf of the Fund.
20. 	INDEMNIFICATION
a. 	To the fullest extent permitted by applicable law, the
Fund shall indemnify the Adviser, its affiliates and the
officers, directors, employees and agents of the Adviser
and its affiliates (each an "indemnitee") against any and
all losses, claims, damages, liabilities or expenses
(including reasonable counsel fees and expenses)
resulting from any claim, demand, action or suit relating
to the Fund and not resulting from the willful
misfeasance, bad faith, gross negligence, or reckless
disregard of the indemnitee in the performance of the
obligations and duties of the indemnitee's office. The
federal and state securities laws impose liabilities
under certain circumstances on persons who act in good
faith, and therefore nothing in this Agreement will waive
or limit any rights that the Fund may have under those
laws. An indemnitee will not confess any claim or settle
or make any compromise in any instance in which the Fund
will be asked to provide indemnification, except with the
Fund's prior written consent.
b. 	Any indemnification or advancement of expenses made in
accordance with this section shall not prevent the
recovery from any indemnitee of any amount if the
indemnitee subsequently is determined in a final judicial
decision on the merits in any action, suit, investigation
or proceeding involving the liability or expense that
gave rise to the indemnification to be liable to the Fund
or its members by reason of willful misfeasance, bad
faith, gross negligence, or reckless disregard of the
duties involved in the conduct of the indemnitee's
office.
c. 	The rights of indemnification provided in this section
shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this section shall affect the power of the Fund to purchase and maintain liability insurance on behalf of the Adviser or any indemnitee.
(THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                  ASGI MESIROW INSIGHT FUND, LLC

                  By:
                  Name:  Adam I. Taback
                  Title:  President

ALTERNATIVE STRATEGIES GROUP, INC.

By:
Name:  Yukari Nakano
Title:  Chief Operating Officer



                       APPENDIX A

                         FEES

The fee payable to the Adviser by the Fund shall be as follows:

In full consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser an advisory fee equal to an annual rate of 1.25% of the Fund's Monthly NAV (as defined below). Such fee will be accrued monthly and paid quarterly within 45 days after the end of each calendar quarter. If the Adviser shall serve for less than the whole of any calendar month, the foregoing compensation shall be prorated by multiplying it by a fraction the numerator of which is the number of days in the calendar month during which the Adviser served as Adviser, and the denominator of which is the number of days in the calendar month.

"Monthly NAV" shall mean, with respect to any calendar month, the net asset value of the Fund (i) as determined as of the last Business Day of such calendar month, (ii) calculated without reduction for the advisory fee paid to the Adviser by the Fund for such calendar month, (iii) adjusted for any subscriptions and withdrawals occurring within the month, and (iv) otherwise computed in the manner determined by the Fund's Managers as set forth in the Governing
Documents.

"Business Day" means a day on which banks are ordinarily open for normal banking business in New York or such other day or days as the Fund's Managers may determine in their sole and absolute discretion and upon prior notice to the Adviser.